Exhibit 10.3

License Agreement

between

101 HUNTINGTON HOLDINGS, LLC

a Delaware limited liability company

as “Licensor”

And

AUDAX CREDIT BDC INC.

a Delaware corporation

as “Licensee”

dated [_____], 2015

PREAMBLE

WHEREAS, Licensor owns the rights in and to the business designation “Audax”;

WHEREAS, Licensee desires to use the business designation “Audax” under license from Licensor as company name and Licensor is willing to grant such license upon the terms and conditions set forth in this Agreement.

NOW , THEREFORE, the Parties agree as follows:

1.	Definitions

1.1	"Name" shall mean the business designation “Audax”.

1.2.	"Business Operations" shall mean the all business activities of Licensee that fall in the scope of the purpose of the Licensee as defined in its Certificate of Formation and/or Articles of Incorporation, as amended from time to time, including but not limited to its investing activities in connection with its operation as a business development company under the 1940 Act.

1.3	"Territory" shall mean the world.

1.4	"1940 Act" shall mean the Investment Company Act of 1940, as amended.

1.5	"Advisory Agreement" shall mean the Investment Advisory Agreement, dated as of [_____], 2015, by and between the Licensee and the Adviser, as it may be amended from time to time.

1.6	"Adviser" shall mean Audax Management Company (NY), LLC, a Delaware limited liability company, that serves as investment adviser to the Licensee pursuant to the Advisory Agreement.

2.	License Grant

2.1	Licensor hereby grants to Licensee, under the terms and conditions of this Agreement, a non-exclusive, royalty-free, revocable and non-transferable license to use the Name as part of the company name "Audax Credit BDC Inc.”

2.2	Licensee shall not be entitled to grant any sublicenses without the prior written consent of Licensor.

2.3	Licensee shall not be entitled to use the Name as a trademark or to file any trademark application for the Name or any similar name. Notwithstanding, Licensee shall transfer and assign to Licensor any trademark which Licensee acquires in breach of this obligation. Upon Licensor’s request, Licensee shall execute and deliver to Licensor any instruments to accomplish or confirm the foregoing.

3.	Quality Standards

3.1	Licensee shall meet Licensor’s standards of quality in the performance of Business Operations under the Name so as to enhance the value and goodwill of the Name, and Licensee shall comply in all respects with all applicable standards required by any and all local laws or other regulations in the Territory.

3.2	Licensor has the right to formulate and enforce reasonable standards of quality of performance to be observed by Licensee in rendering Business Operations under the Name.

3.3	Licensee shall, upon request of Licensor, submit to Licensor prior to the printing and/or dissemination all brochures, advertisements and the like using the Name to allow Licensor to review the manner in which the Name is used by Licensee.

3.4	Licensee shall stop immediately any use of the Name which, in the sole discretion of Licensor, endangers the reputation of the Name. Upon request of Licensor, Licensee shall remedy such danger in the manner requested by Licensor. Any refusal by Licensee to do so shall entitle Licensor to terminate this Agreement with immediate effect.

4.	Ownership

4.1	Licensee hereby agrees that, as between Licensee and Licensor, Licensor is the sole owner of the Name and all goodwill relating thereto, and that the same, at all times, shall be and remain the sole and exclusive property of Licensor and that Licensee, by reason of this Agreement, has not acquired any right, title, interest or claim of ownership in such Name in the Territory and elsewhere except for the license granted herein. The use by Licensee of the Name in the Territory and any and all goodwill arising from such use shall inure solely to the benefit of Licensor and shall be deemed to be solely the property of Licensor in the event that this Agreement shall be terminated. Upon any termination of this Agreement, any and all rights in and to the Name granted to Licensee shall automatically terminate.

4.2	Upon termination or expiration of this Agreement, (a) Licensee shall cease all use of, and shall immediately cause its agents, contractors, consultants, and partners to discontinue the use of the Name or any similar names, and Licensee shall be deemed to have assigned, transferred and conveyed to Licensor any and all goodwill, title, or other rights in and to the Name which may have been obtained by Licensee or which may have been vested in it by reason of Licensee’s activities, (b) Licensee shall change the Licensee’s name such that the Name is deleted and Licensee shall promptly take all actions to effectuate such name change. Upon Licensor’s request, Licensee shall execute and deliver to Licensor any documents and/or instruments to effectuate the provisions of this Section 4.2 and/or confirm that Licensee has taken all actions to satisfy its obligations under this Section 4.2.

5.	Warranty

Licensor does not warrant the legal validity of the Name and does not accept any liability that the Name may be used without infringing any third parties’ rights.

6.	Penalty

Aside from the obligation to cover Licensor’s actual damages and in addition to any damages to be paid by Licensee, Licensee shall pay to Licensor for any breach of this Agreement or any use of the Name contrary to the terms of this Agreement liquidated damages in the amount of $1,000. If such breach is not cured after a written notice of Licensor, Licensee shall pay for each month during which the breach occurs a further liquidated damages of $1,000. Prerequisite for payment of the liquidated damanges is a prior written notice provided by Licensor to Licensee. The termination rights of Licensor remain unaffected.

7.	Infringement of Name

Licensee shall promptly notify Licensor in writing of any infringement or challenge of the rights in and to the Name. Licensor shall have the exclusive right, but not the obligation, to commence actions or proceedings against infringers. Licensee shall take no action against infringers unless requested to do so by Licensor.

8.	Term

8.1	This Agreement shall become effective as of the date first set forth above and shall continue for so long as the Adviser and/or its affiliate is the investment adviser to the Licensee or until expiration or termination of the Advisory Agreement between the Licensee and the Adviser; provided, that, a termination resulting from an assignment of the Advisory Agreement shall not trigger expiration of this Agreement if, after such assignment, either the Adviser or an affiliate thereof continues to serve as investment adviser to the Licensee.

8.2	Upon termination of this Agreement, the rights and obligations of the Parties, especially the right of Licensee to use the Name, shall cease with exception of the obligations of Licensee set forth in Articles 4 and 6, which shall survive any termination.

9.	Assignment

Licensee shall not be authorized to assign or transfer any of its rights and/or obligations under this Agreement without prior written consent of Licensor.

10.	No Agency

Nothing in this Agreement shall be construed to constitute either Party the agent of the other.

11.	Miscellaneous

11.1	This Agreement comprises the entire agreement between the Parties concerning the subject matter hereof and supersedes and replaces all oral and written declarations of intention made by the Parties in connection with the contractual negotiations. Changes or amendments to this Agreement must be made in writing by the Parties.

11.2	This Agreement shall be governed by, and be construed in accordance with, the laws of the State of Delaware.

11.3	Place of venue for all disputes arising in connection with this Agreement or its validity shall be in the State of Delaware, to the extent legally permissible.

11.4	In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case, the Parties hereto agree to recognize and give effect to such valid and enforceable provision or provisions which correspond as closely as possible with the commercial intent of the Parties. The same shall apply in the event that this Agreement contains any gap.

11.5	This Agreement may be executed in any number of counterparts and each of such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed as of the date first written above.

101 Huntington holdings, llc

By:
Name: Geoffrey S. Rehnert
Title: Authorized Member

By:
Name: Marc B. Wolpow
Title: Authorized Member

AUDAX CREDIT BDC INC.

By:
Name:
Title:

[Signature Page to License Agreement]